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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (Date of earliest event reported):         MARCH 6, 2000



                         WEATHERFORD INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)


             DELAWARE                          1-13086                            04-2515019
      (State of Incorporation)          (Commission File No.)        (I.R.S. Employer Identification No.)



   515 POST OAK BLVD., SUITE 600
          HOUSTON, TEXAS                                                            77027
(Address of Principal Executive Offices)                                         (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 693-4000



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                        EXHIBIT INDEX APPEARS ON PAGE 4
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ITEM 5.    OTHER EVENTS

DATES FOR GRANT PRIDECO SPIN-OFF

         On March 6, 2000, we announced that our Board of Directors has fixed the close of business on March 23, 2000 as the record date for the proposed spin-off to stockholders of our Grant Prideco drilling products division. Our Board of Directors has also revised the number of shares to be issued in the spin-off from one share of Grant Prideco common stock for every two shares of our common stock to one share of Grant Prideco stock for each share of our common stock outstanding as of the close of business on March 23, 2000.

         Our Board set the record date for the distribution following recent advice from the Internal Revenue Service that a favorable written ruling on the spin-off should be received within the next two to three weeks. The spin-off is conditioned upon receipt of the written ruling. Following the receipt of the ruling, an information statement relating to the spin-off will be sent to all stockholders of record. We currently expect that the information statement will be sent on or about March 27, 2000 and that the distribution of the shares to the stockholders will be made on or about April 14, 2000.

         A copy of the press release announcing the dates for the Grant Prideco spin-off is filed as Exhibit 99.1 and is hereby incorporated herein by reference.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

     (c)      Exhibits

     99.1 Press release dated March 6, 2000, announcing the dates for the Grant Prideco Spin-off.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 WEATHERFORD INTERNATIONAL, INC.



Dated: March 6, 2000                                  /s/ CURTIS W. HUFF
                                                 -------------------------------
                                                        Curtis W. Huff
                                                    Executive Vice President



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                                INDEX TO EXHIBITS



         Number                       Exhibit
         ------                       -------

         99.1 Press release dated March 6, 2000, announcing the dates for the Grant Prideco Spin-off.





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